Exhibit 10.2.2

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked [* * *] and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
[Graphic Omitted: NeuStar Logo]
REVISION 1 TO STATEMENT OF WORK
FOR
CANADIAN VIRTUAL POINT OF PRESENCE
UNDER
AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
REVISION 1 TO STATEMENT OF WORK NO. 37(CA)
UNDER
AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM
Canadian Virtual Point of Presence
1.	PARTIES
This Revision No. 1 (the “Revision”) to Statement of Work No. 37(CA) (the “Statement of Work” or “SOW”) is entered into pursuant to Article 13 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System (the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).
2.	EFFECTIVENESS
This Amendment shall be effective as of the 20th day of February, 2005 (the “Effective Date”) only upon execution of this SOW by Contractor and Customer. The number in the upper left-hand corner refers to this Amendment. Undefined capitalized terms used herein shall have the meanings ascribed by the Master Agreement.
3.	ADDITIONAL SERVICES
3.1	SOW37 Additional Services
SOW37 provided for the establishment of a virtual point of presence (“VPOP”) in a central location in Mississauga, Canada through which Canadian Users are be able to connect from time to time to Contractor’s Disaster Recovery Data Center, currently located in [* * *] (the “Disaster Recovery Center”).
3.2	Scope of Revision
Customer has requested that Contractor replace the vendor for the VPOP service from Lockheed Martin to [* * *]. On February 20, 2005, Contractor replaced the VPOP vendor in accordance with the foregoing, and began providing VPOP services on such basis on that date. The replacement of the vendor for VPOP services is considered a termination of SOW37 for purposes of Section 8.6 (Termination Charges) under SOW37. The provision of the VPOP by Contractor pursuant to this SOW shall comprise Additional Services. The Additional Services set forth in this SOW are not an Enhancement to the NPAC/SMS Software as defined under the Master Agreement.

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
3.3	Revision Additional Services
Contractor shall procure, obtain, and deploy all necessary facilities, hardware, and software, as well as all required licenses, permits, consents, and other rights (the “Underlying Rights”) to establish the VPOP in Mississauga, Ontario, Canada to enable all Users requiring circuit connectivity to the Disaster Recovery Center to connect to such center through the VPOP. Contractor shall be solely and fully responsible for all aspects of the provision of the VPOP including, without limitation, space, equipment, management, Underlying Rights, and the responsibility for the delivery of User traffic between the VPOP and the Disaster Recovery Center.
In order to access the VPOP, Users will be required to bring their fractional T1 or higher circuit(s) to the VPOP, as further described below. The VPOP shall have a capacity equal to eight T1’s. All Users connecting to the VPOP must meet the requirements set forth in the Minimum Connectivity Requirements document issued by Contractor and approved by Customer. The point of demarcation between Users’ and Contractor’s networks shall be the Users’ connection to the VPOP third party service provider’s patch panel (the “Patch Panel”). Users are responsible for their circuit up to such connection. Contractor shall be responsible for connecting its circuit to the VPOP. For the avoidance of doubt, SLR-7 (SOA/LSMS Interface Availability (User)) as set forth in Exhibit G to the Master Agreement, applies from the User’s connection point to the Patch Panel up to and including the Disaster Recovery Data Center.
3.4	Limitations
The provision of the Additional Services set forth in this SOW does not convey any form or type of title or ownership in any real or personal property, including, but not limited to, any networks or any transmission or other facilities and equipment related to the VPOP.
3.5	Non-Interference
Subject to and conditional upon Contractor’s provision of the Additional Services in accordance with this SOW and otherwise in accordance with the Master Agreement, Customer and Users agree that Users’ use of and connection to the VPOP shall at all times be in accordance with the terms and conditions of this SOW and the Master Agreement, and that Users’ use of the VPOP otherwise than in accordance with this SOW and the Master Agreement shall not cause any material negative interference with, or material negative impairment of, delivery of the Services by the Contractor to other Users.
4.	OUT OF SCOPE SERVICES
This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW, and for which Contractor shall be compensated in accordance with Article 8 and Section 7.2, shall not be interpreted, implied, or assumed to include

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
any other service(s) (hereinafter “Out of Scope Services”), which Out of Scope Services shall be provided in accordance with the Master Agreement and, specifically, Article 13, Additional Services.
5.	PROJECT SCHEDULE
Contractor shall establish the VPOP by February 20, 2005, and provide the services contemplated under this SOW until the earlier of December 31, 2011 and termination of the Master Agreement.
6.	COMPLETION AND ACCEPTANCE CRITERIA
The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A	Functional Requirements Specifications

N/A	Requirements Traceability Matrix

N/A	External Design

N/A	System Design

N/A	Detailed Design

N/A	Integration Test Plan

N/A	System Test Plan

N/A	Software Quality Assurance Program Report

Ö	User Documentation

N/A	Software Configuration Management Plan

N/A	Standards and Metrics

7.	IMPACTS ON MASTER AGREEMENT
7.1	Applicable
The following portions of the Master Agreement are impacted by this SOW:

None	Master Agreement

None	Exhibit B Functional Requirements Specification

None	Exhibit C Interoperable Interface Specification

Ö	Exhibit E Pricing Schedules

None	Exhibit F Project Plan and Test Schedule

None	Exhibit G Service Level Requirements

None	Exhibit H Reporting and Monitoring Requirements

None	Exhibit I Key Personnel

None	Exhibit J User Agreement Form

None	Exhibit K External Design

None	Exhibit L Infrastructure/Hardware

None	Exhibit M Software Escrow Agreement

None	Exhibit N System Performance Plan for NPAC/SMS Services

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes

None	Exhibit O Statement of Work Cost Principles

7.2	Pricing Schedule
Effective on the Amendment Effective Date, Schedule 1 (Service Element Fees/Unit Pricing) of Exhibit E (Pricing Schedules) of the Master Agreement shall be amended by inserting the following item under Category 2 (Per User/Per Request Charges) as follows:

VPOP access to Disaster Recovery Data Center	Per month in accordance with SOW No. 37, Revision 1	CDN$[* * *]
8.	PRICING
8.1	Obligation
Upon execution of this SOW, Contractor shall be entitled to be compensated for the Additional Services described herein in the amount and on the terms and conditions described below. Such compensation shall be the obligation of each applicable User, as directed by the Customer. For the purposes of and in accordance with Section 23.3 of the Master Agreement (“Users’ Liability for Payments”), Additional Services, to the extent actually performed, shall be considered to be services performed prior to any such effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, but subject to Section 23.3 of the Master Agreement, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the applicable User(s) as provided for herein.
8.2	Compensation
The Parties acknowledge and agree that the pricing for the Additional Services has been derived and calculated in material compliance with Exhibit O of the Master Agreement, which acknowledgment shall not be interpreted as an admission, by either Party, that Exhibit O is or is not a requirement for this SOW. The Contractor further expressly acknowledges and agrees, with respect to the pricing under this SOW, that such pricing shall not in any way be construed, directly or indirectly, as an agreement of, or waiver by, Customer of its rights to enforce the obligations of Contractor under Exhibit O in respect of any Statement of Work entered into by the Parties following the date of this SOW.
The pricing for the Additional Services performed by Contractor shall be equal to a non-recurring fee (“Non-Recurring Fee”) of [* * *] Canadian Dollars [* * *] Cents (CDN$[* * *]), billed in the month following the month in which this Revision is executed and delivered, and a monthly recurring charge (“Monthly Recurring Charge”) of [* * *] Canadian Dollars [* * *] Cents (CDN$[* * *]) to be paid each month during

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
which the VPOP is available, beginning the first full month (on a pro-rated basis) after the VPOP is first made available to Users (i.e., the Effective Date).1
Contractor and Customer acknowledge that because Contractor has billed Users since the Effective Date of this Revision in accordance with the billing requirements of SOW 37 up to and including the month in which this Revision is executed and delivered, Contractor will, where appropriate, apply an adjustment as directed by the Customer to User’s invoices in the month following the month in which this SOW is executed and delivered for the preceding period commencing with Effective Date of this Revision, which adjustment may include a credit against future invoice for the VPOP services provided as Additional Services under this Revision, until exhausted.
Neither the Non-Recurring Fee nor the Monthly Recurring Charge include costs and charges related to bringing User’s circuit to the point of demarcation described in Section 3.2 of this SOW, which costs and charges are the sole responsibility of the User. Both the Non-Recurring Fee and the Monthly Recurring Charge shall be allocated and invoiced among Users in accordance with the Allocation Model delivered by the Customer to the Contractor. Notwithstanding the foregoing, Customer shall have the right to direct Contractor to deviate from the Allocation Model upon thirty (30) days prior written notice.
8.3	Payment
Contractor shall prepare invoices in accordance with the Master Agreement invoicing, which may include invoicing for charges under other Statements of Work agreed to pursuant to Article 13 of the Master Agreement, on the last day of a calendar month and shall send such invoice to each User for the amount of its User charges. Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above. All invoices shall be due and payable within thirty (30) days of the date of the invoice. Late payments will be subject to a one and one-quarter percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.
8.4	Disputes
Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing. Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due. User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User. If re-invoice occurs following the thirty (30) day payment schedule, then such invoice for the undisputed amount shall be paid within ten

[1]	The Non-Recurring Fee and the Monthly Recurring Charge are not subject to the annual conversion rate adjustment required under the Amending Agreement, effective March 31, 2003 of the Master Agreement, as implemented in SOW46 (Annual Update to Conversion Factor) because the amounts set forth for each are billed by the provider in Canadian Dollars.

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
(10) business days of receipt by User. User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof. All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice date.
8.5	Taxes
Each User is to remit to or reimburse Contractor for any taxes that it is obligated to pay by law, rule or regulation or under this SOW, the Master Agreement or its respective NPAC/SMS User Agreement.
8.6	Termination Costs under Revision 1
Customer shall be entitled to terminate this SOW37 Revision 1 at any time during the term of provision of the Additional Services under this Revision by Contractor, provided that, in the event of any such termination, Users shall be entitled to re-terminate their circuits in the same fashion, and under the same terms and conditions, as was the case prior to implementation of the VPOP, and the Customer shall pay to Contractor termination charges as a Non-Recurring Fee. With respect to the VPOP vendor under this Revision to SOW37, i.e., [* * *], the following sets forth the method for calculating such termination charges:
(i)	If the termination occurs prior to the first anniversary of the installation of the VPOP services, then the termination charge shall equal the product of (a) the Monthly Recurring Charge and (b) the number of months remaining in the first year of VPOP services between Contractor and the underlying provider.

(ii)	If the termination occurs after the first anniversary of the installation of the VPOP services, then the termination charge shall equal the product of (a) one half (1/2) of the Monthly Recurring Charge and (b) the number of months remaining in the applicable VPOP service term between Contractor and the underlying provider.
Contractor’s agreement with [* * *], as the underlying provider of VPOP services, provides for an initial term of thirty six (36) months commencing on the Effective Date. Contractor shall notify the Customer in writing, at least 10 Business Days prior to the effective date, of any extension, renewal or other modification of the foregoing terms with [* * *], and any other service terms with any other underlying provider with whom Contractor may enter into an agreement in substitution for the agreement with [* * *], regarding the VPOP services under this SOW.
Notwithstanding the foregoing, Contractor represents and warrants that the termination charges are the exact charges (without mark up or margin) payable by Contractor to its VPOP supplier in the event of termination by Contractor pursuant to its agreements with

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
its supplier. Contractor agrees that if Contractor becomes entitled to any discount, rebate or other reduction from such termination charges, any such other discount, rebate or reduction shall be applied in favor of the Customer as a dollar for dollar reduction from the termination charges which may otherwise be, or have been, payable by Customer hereunder.
8.7	Termination Costs under SOW37
The Parties acknowledge that the original vendor (Lockheed Martin) for VPOP services under SOW 37 has yet to invoice NeuStar the termination charges referenced in Section 8.6 of SOW 37, and as a result, Contractor cannot ascertain if the underlying vendor is providing any discounts, rebates or other reductions from such termination charges. Contractor and Customer agree that Contractor shall use commercially reasonable efforts to ascertain the termination charges under Section 8.6 of SOW37. The Parties hereby agree that for purposes of calculating the termination charges under Section 8.6 of SOW37, the VPOP services was terminated after 19 months of services (i.e., from July 16, 2003 to February 20, 2005). Upon Contractor ascertaining the termination charges referred to in the immediately preceding sentence, Contractor shall prepare and deliver to the Customer an invoice in respect thereof, which Customer shall pay within forty-five (45) days of receipt.
9.	CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT
Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this SOW. From and after the Amendment Effective Date, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.
10.	MISCELLANEOUS
10.1	Counterparts
This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
10.2	Entire Agreement
This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.
[THIS SPACE INTENTIONALLY LEFT BLANK]

Amendment No. 37(CA) Revision 1		Date: February 20, 2005
SOW:	☐No
☑Yes
IN WITNESS WHEREOF, the undersigned have executed and delivered this SOW:

CONTRACTOR: NeuStar, Inc.

By:	/s/Joseph F. Franlin

Its:	Joseph F. Franlin

Date:	1/17/06

CUSTOMER: Canadian LNP Consortium, Inc.

By:	/s/ J. Sarrazin

Its:	Jacques Sarrazin

Date:	1/20/06